UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2014

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 21, 2014, HCC Insurance Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  During the Annual Meeting, stockholders were asked to consider and vote upon three proposals: (1) the election of eleven nominees to serve as members of the Company’s board of directors (the “Board”) for a one-year term expiring at the annual meeting of stockholders in 2015 and until their successors are duly elected and qualified, (2) an advisory vote on the compensation of the Company’s named executive offices, and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.

On the record date of April 1, 2014, there were 100,074,258 shares of the Company’s common stock issued and outstanding and entitled to be voted at the Annual Meeting.  For each proposal, the results of the stockholder voting were as follows:

1.              Election of eleven nominees to serve as members of the Board for a one-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Emmanuel T. Ballases	90,150,375	309,749	3,423,856
Frank J. Bramanti	88,591,422	1,868,702	3,423,856
Walter M. Duer	90,129,919	330,205	3,423,856
James C. Flagg, Ph.D.	85,997,892	4,462,232	3,423,856
Thomas M. Hamilton	77,323,427	13,136,697	3,423,856
John N. Molbeck, Jr.	88,663,873	1,796,251	3,423,856
Susan Rivera	90,073,032	387,092	3,423,856
Hans D. Rohlf	90,095,406	364,718	3,423,856
Robert A. Rosholt	90,151,175	308,949	3,423,856
J. Mikesell Thomas	89,526,685	933,439	3,423,856
Christopher J.B. Williams	88,702,948	1,757,176	3,423,856

2.              Advisory vote on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
86,004,498	4,012,034	443,592	3,423,856

3.              Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstain	Broker Non-Votes
91,728,324	1,980,246	175,410	n/a

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  May 22, 2014